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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Policyholders of
Metropolitan Life Insurance Company:

     We consent to the use in this Registration Statement of MetLife, Inc. and MetLife Capital Trust I of our reports dated February 7, 2000 and February 11, 2000, relating to the consolidated financial statements of Metropolitan Life Insurance Company and subsidiaries and the balance sheet of MetLife, Inc. appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 7, 2000 relating to the consolidated financial statement schedules of Metropolitan Life Insurance Company and subsidiaries appearing elsewhere in this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

New York, New York
March 3, 2000